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                                                                     EXHIBIT 4.1



                       FIRST AMENDMENT TO RIGHTS AGREEMENT


     This First Amendment to Rights Agreement (this "Amendment") is entered into as of October 18, 1999 by and between Clarify, Inc., a Delaware corporation (the "Company") and Harris Trust Company of California (the "Rights Agent") and amends the Rights Agreement dated as of June 13, 1997 by and between the Company and the Rights Agent (the "Agreement"). All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Agreement.

     Pursuant to Section 27 of the Agreement, the parties to this Amendment hereby amend the Agreement as follows:

     1.   The definition of "Acquiring Person" in Section 1 of the
          Agreement shall be amended by inserting the following at the end of such definition:

          "Notwithstanding the foregoing or any provision to the contrary in this Agreement, none of Nortel Networks Corporation, a corporation organized under the laws of Canada ("Nortel"), Northern Crown Subsidiary, Inc., a corporation organized under the laws of Delaware and a wholly owned subsidiary of Nortel ("Sub"), or any of their respective subsidiaries, Affiliates or Associates is an Acquiring Person pursuant to this Agreement solely by virtue of the approval, execution or delivery of the Agreement and Plan of Merger of even date herewith among Nortel, Sub and the Company (the "Merger Agreement") or the consummation of the transactions contemplated by the Merger Agreement, including the Merger (as defined in the Merger Agreement), the approval, execution or delivery of the ancillary agreements relating to the Merger, including the Option Agreement, the Stockholders' Agreement and the Restrictive Covenant Agreements (as such are defined in the Merger Agreement)(collectively, the "Related Agreements"), the consummation of the transactions contemplated by the Related Agreements or the exercise of by the parties thereto of their respective rights under the Related Agreements, or any public announcement of the foregoing."

     2. The definition of "Shares Acquisition Date" in Section 1 of the Agreement shall be amended by inserting the following at the end of such definition:

          "Notwithstanding the foregoing or any provision to the contrary in this Agreement, a Shares Acquisition Date shall not occur solely by virtue of the approval, execution or delivery of the Merger Agreement or the consummation of the transactions contemplated by the Merger Agreement, including the Merger (as defined in the Merger Agreement), the approval, execution or delivery of the Related Agreements, the consummation of the transactions contemplated by the Related
          Agreements or the exercise by the parties thereto of their respective rights under the Related Agreements, or any public announcement of the foregoing."
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     3.   Section 3(a) shall be amended by inserting the following at the end of
          Section 3(a):

          "Notwithstanding the foregoing or any provision to the contrary in this Agreement, a Distribution Date shall not occur solely by virtue of the approval, execution or delivery of the Merger Agreement or the consummation of the transactions contemplated by the Merger Agreement, including the Merger (as defined in the Merger Agreement), the approval, execution or delivery of the Related Agreements, the consummation of the transactions contemplated by the Related Agreements or the exercise by the parties thereto of their respective rights under the Related Agreements, or any public announcement of the foregoing."

     4. Section 11(a) shall be amended by inserting the following at the end of the last sentence of Section 11(a):

          "; provided, further, that the provisions of this Section 11(a) shall be inapplicable to, and shall not be triggered by, the approval, execution or delivery of the Merger Agreement or the consummation of the transactions contemplated by the Merger Agreement, including the Merger (as defined in the Merger Agreement), the approval, execution or delivery of the Related Agreements, the consummation of the transactions contemplated by the Related Agreements or the exercise by the parties thereto of their respective rights under the Related Agreements, or any public announcement of the foregoing."

     5.   Section 13 shall be amended by inserting the following at the end of
          Section 13:

          "Notwithstanding the foregoing or any provision to the contrary in this Agreement, this Section 13 shall not be triggered by virtue of the approval, execution or delivery of the Merger Agreement or the consummation of the transactions contemplated by the Merger Agreement, including the Merger (as defined in the Merger Agreement), the approval, execution or delivery of the Related Agreements, the consummation of the transactions contemplated by the Related Agreements or the exercise by the parties thereto of their respective rights under the Related Agreements, or any public announcement of the foregoing."


     6.   The following shall be added to the Agreement as Section 35:

          "Termination. Notwithstanding any provision in this Agreement to the contrary, this Agreement shall terminate and be of no further force and effect immediately upon the Effective Time (as defined in the Merger Agreement) and the Rights shall thereupon be canceled without the payment of any consideration to the holders of the Rights, including, without limitation, the Redemption Price."

                                      -2-

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     7.   This Amendment shall be deemed to be entered into under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

     8. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

     9. Except as amended hereby, all of the terms and conditions of the Agreement are hereby ratified and confirmed.

                            [Signature Page Follows]


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     The parties have duly executed this First Amendment to Rights Agreement as of the day and year first written above.

                                       THE "COMPANY"

                                       CLARIFY, INC.


                                       By: /s/ JAN A. PRAISNER
                                           -----------------------------------
                                       Title: Vice President


                                       Attest:  Anthony Zingale


                                       THE "RIGHTS AGENT"

                                       THE HARRIS TRUST COMPANY OF CALIFORNIA


                                       By: /s/  NEIL T. ROSSO
                                           -----------------------------------
                                           Signature of Authorized Signatory

                                       Title:  Assistant Vice President